SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 14, 2004

Date of Report (Date of earliest event reported)

Accredited Home Lenders Holding Co.

(Exact name of registrant as specified in its charter)

Delaware	000-50179	04-3669482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15090 Avenue of Science San Diego, CA	92128
(Address of principal executive offices)	(Zip Code)

858-676-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 14, 2004, Accredited Home Lenders Holding Co. (the “Company”) and its subsidiary, Accredited Mortgage Loan REIT Trust, issued a press release announcing that the underwriters of the recent public offering of 3,400,000 of Accredited Mortgage Loan REIT Trust’s 9.75% Series A Perpetual Cumulative Preferred Shares have purchased 100,000 additional shares pursuant to the exercise of their over-allotment option. The total gross proceeds to Accredited Mortgage Loan REIT Trust from the sale of 3,500,000 shares in this offering were $87.5 million. Payments in respect of the Series A Perpetual Cumulative Preferred Shares are guaranteed, on a subordinated basis, by the Company. For additional information, reference is made to the Company’s press release, dated September 14, 2004, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01. Other Events.

See Item 2.04 above.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	September 14, 2004 Press Release by Accredited Home Lenders Holding Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Home Lenders Holding Co.

By:	/s/ RAY W. MCKEWON
Name:	Ray W. McKewon
Title:	Executive Vice President

Date: September 17, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	September 14, 2004 Press Release by Accredited Home Lenders Holding Co.